Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [ ● ], 2023 between [ ● ], a [ ● ] (the “Stockholder”)1, and Addimmune Inc. (f/k/a 10X Capital Venture Acquisition Corp. III), a Delaware corporation (“Addimmune”). The Stockholder and Addimmune are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Addimmune, American Gene Technologies International Inc., a Delaware corporation, and 10X AGT Merger Sub, LLC, a Delaware limited liability company, entered into that certain Agreement and Plan of Merger, dated as of [ ● ], 2023 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, the Merger Agreement contemplates that the Stockholder will receive [ ● ] ([ ● ]) shares of Acquiror Common Stock (as defined in the Merger Agreement) at Closing, including [ ● ] shares of Acquiror Common Stock issued and subject to vesting (the “Stockholder Shares”)2; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement, pursuant to which the Acquiror Common Stock held by the Stockholder immediately after the Effective Time (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. For purposes of this Agreement:

(a) the term “Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is six (6) months after the Closing Date; provided, that the Parties may mutually agree to shorten the duration of or otherwise waive the Lock-up Period;

(b) the term “Lock-Up Shares” means the shares of Acquiror Common Stock held by the Stockholder (including for the avoidance of doubt shares issued and subject to vesting) immediately following the Closing (for the avoidance of doubt, (x) including the Stockholder Shares, and (y) excluding shares of Acquiror Common Stock acquired in the public market, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted); provided that, for the avoidance of doubt, shares not owned by the Stockholder at Closing shall not be considered “Lock-Up Shares”;

(c) the term “Permitted Transferees” means any Person to whom the Stockholder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(a);

(d) the term “Prospectus” means the final prospectus of Addimmune, filed with the United States Securities and Exchange Commission (File No. 333-253868) on January 11, 2022; and

(e) the term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

[1]	NTD: To be executed by each AGT director, executive officer and any post-Closing PubCo stockholder who owns more than 0.5% upon Closing.

[2]	NTD: to be updated based on earnout structure.

2. Lock-Up Provisions.

(a) Notwithstanding the provisions set forth in Section 2(b), the Stockholder or its Permitted Transferees may Transfer the Lock-Up Shares during the Lock-Up Period (i) to Addimmune’s officers or directors, (ii) to any Affiliates of the Stockholder; (iii) in respect of (i) or (ii), in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is the Stockholder, a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iv) in respect of (i), (ii) or (iii), in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; or (v) by virtue of the laws of the State of Delaware, in each case, subject to any such transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder.

(b) The Stockholder hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares during the Lock-Up Period (the “Transfer Restriction”), except in accordance with the following:

(i)	the Transfer Restriction shall expire with respect to an aggregate of [ ● ][3] ([ ● ]) Lock-Up Shares upon the date on which the closing price of the Acquiror Common Stock exceeds $12.00 for any fifteen (15) Trading Days within any consecutive thirty (30) Trading Day period; and

(ii)	on the date on which Addimmune completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of post-merger Addimmune’s stockholders having the right to exchange their shares for cash, securities or other property, the Transfer Restriction will terminate with respect to all Lock-Up Shares.

(c) The per share stock prices referenced in this Agreement will be equitably adjusted on account of any changes in the equity securities of Addimmune by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(d) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Addimmune shall refuse to recognize any such transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section 2, Addimmune may impose stop-transfer instructions with respect to the Lock-Up Shares (and any Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(e) During the applicable Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [ ● ], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, the Stockholder shall retain all of its rights as a stockholder of Addimmune with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares, if applicable.

[3]	12.5%

3. Miscellaneous.

(a) Effective Date. Section 2 of this Agreement shall become effective at the Effective Time.

(b) Termination of the Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.

(c) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof), in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Addimmune, to:		With a copy to (which shall not constitute notice):

Addimmune Inc.		DLA Piper LLP (US)
9713 W. Ave, 5th Floor		2525 E Camelback Rd
Rockville, MD 20850		Suite #1000
Attn:	Jeff Galvin, Chief Executive Officer	Phoenix, AZ 85016
E-mail:	jgalvin@americangene.com	Attn:	Kevin E. Criddle
Jeffrey C. Selman
		E-mail:	Kevin.Criddle@us.dlapiper.com
jeffrey.selman@us.dlapiper.com

If to the Stockholder, to:		With a copy to (which shall not constitute notice):

[ ● ]		[ ● ]
[ ● ]		[ ● ]
[ ● ]		[ ● ]
[ ● ]		[ ● ]
Attn:	[ ● ]	Attn:	[ ● ]
E-mail:	[ ● ]	E-mail:	[ ● ]

(d) Incorporation by Reference. Sections 1.02 (Construction), 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; WAIVER OF TRIAL BY JURY), 11.13 (Enforcement) and 11.15 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

[ ● ]

By:
Name:
Title:

ADDIMMUNE:

Addimmune Inc.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]